SCHEDULE 14A
                               (RULE 14a-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION
        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                            EXCHANGE ACT OF 1934
                             (Amendment No. __)


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              Consolidated Capital Institutional Properties/2
              (Name of Registrant as Specified in Its Charter)

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              CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/2
                         Colorado Center, Tower Two
                2000 South Colorado Boulevard, Suite 2-1000
                           Denver, Colorado 80222

                       CONSENT SOLICITATION STATEMENT
                              ----------------

         This Consent Statement is being furnished to limited partners (the "Limited Partners") of Consolidated Capital Institutional Properties/2, a California limited partnership (the "Partnership"), in connection with the approval of amendments (the "Amendments") to the Partnership's Agreement of Limited Partnership in order to authorize the Partnership to, either directly or indirectly through single-purpose wholly-owned entities, acquire, own, improve, manage, operate, lease, finance, refinance, sell and exchange any real property acquired as a result of any transaction under a Master Loan with Consolidated Capital Equity Partners/Two, L.P. ("CCEP/2") or any transaction involving property acquired from CCEP/2 that is intended to qualify as a like-kind exchange under Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code"). The Amendments will also modify the Partnership's Agreement of Limited Partnership in order to comply with certain United States Federal income tax requirements. The Amendments will not materially effect the distributions and allocations of the Partnership's income to the Limited Partners.

         Currently, the Partnership's Agreement of Limited Partnership provides that the Partnership can engage in the business of holding the Master Loan made to CCEP/2, which is secured by mortgages, deeds of trust and related documents encumbering the real property owned by CCEP/2, but it does not contain any provisions relating to the ownership of real property. The General Partner currently intends to have all the properties held by CCEP/2 transferred to the Partnership (or single-purpose wholly-owned entities) through deeds in lieu of foreclosure.

         THE GENERAL PARTNER RECOMMENDS THAT LIMITED PARTNERS CONSENT TO THE AMENDMENTS. The General Partner believes the Amendments provide significant advantages to the Partnership. The Amendments will make it possible for the Partnership to fully realize the benefits of its exercise of any of its remedies under the Master Loan.

         This consent solicitation is being made by ConCap Equities, Inc., the general partner of the Partnership (the "General Partner" and, together with the Limited Partners, the "Partners"), on behalf of the Partnership. This Consent Solicitation Statement, and the accompanying form of Consent of Limited Partner (the "Consent Form"), are first being mailed to Limited Partners on or about September 25, 2001.

         THE AMENDMENTS WILL BECOME EFFECTIVE UPON THE GENERAL PARTNER RECEIVING CONSENTS FROM LIMITED PARTNERS HOLDING MORE THAN 50% OF THE OUTSTANDING UNITS OF LIMITED PARTNERSHIP INTEREST IN THE PARTNERSHIP ("UNITS"). Affiliates of the General Partner hold approximately 47.45% of the Units and will consent to the Amendments. Accordingly, the consent of other Limited Partners holding at least 2.55% of the Units will be needed to approve the Amendments.

         See "Risk Factors" beginning on page 3 of this Information Statement for a description of the risk factors that you should consider in connection with the Amendments, including the following:

         o The Amendments will enable the General Partner to acquire, own, improve, manage, operate, lease, finance, sell and exchange real property for the benefit of the Partnership without approval of the Limited Partners.

         o If the Partnership acquires real properties, the Partnership will be subject to all the usual risks of owning real property, such as general economic conditions, competition, increases in operating costs, changes in governmental regulations, tax laws and interest rates, and the relative illiquidity of real estate investments.

         o If the Partnership acquires the properties, the properties may generate unrelated business taxable income and may have other adverse tax consequences for pension funds, Keogh plans, individual retirement accounts and other tax-exempt Limited Partners, including foreign Limited Partners.

         o The General partner and its affiliates have substantial conflicts of interest with respect to the Amendments. Continuation of the Partnership will result in the General Partner and its affiliates continuing to receive management fees from the Partnership and CCEP/2.

         If you have any questions or require any assistance in completing and returning the Consent Form, please contact our Information Agent, River Oaks Partnership Services, Inc., by mail at P.O. Box 2065, South Hackensack, New Jersey 07606-2065; by overnight courier service at 111 Commerce Road, Carlstadt, New Jersey 07072--Attention: Reorganization Department; by fax at (201) 460-2889 or by telephone at (888) 349-2005.

Risk Factors

         The following sets forth the risks and disadvantages to you of the adoption of the Amendments. You should carefully review these risks:

         The Amendments will expand the Partnership's authority. The Amendments will expand the Partnership's powers and authority. The Partnership's Agreement of Limited Partnership currently limits the Partnership's activities to owning the Master Loan made to CCEP/2 and does not contain any provisions relating to the ownership of real property. The Amendments will add provisions to the Partnership Agreement specifically authorizing the Partnership to acquire, own, improve, manage, operate, lease, finance, refinance, sell and exchange real property it may acquire pursuant to the Master Loan, and engage in transactions intended to qualify as like-kind exchanges under Section 1031 of the Internal Revenue Code. If the Amendments are adopted, the expanded authority of the Partnership could be exercised by the General Partner without further approval of the Limited Partners.

         The Amendments will Subject the Partnership to risks of ownership of real property. Acquiring CCEP/2's properties will change the nature of the Partnership from one holding the Master Loan, which is secured by real property, to one directly holding real property. Upon acquiring such properties, the Partnership will be subject to all the usual risks of owning real property, which include:

        o         the general economic climate;

        o competition from other apartment communities and alternative housing;

        o local conditions, such as an increase in unemployment or an oversupply of apartments, that might adversely affect apartment occupancy or rental rates;

        o changes in governmental regulations and the related cost of compliance;

        o increases in operating costs (including real estate taxes) due to inflation and other factors, which may not necessarily be offset by increased rents;

        o changes in tax laws and housing laws, including the enactment of rent control laws or other laws regulating multifamily housing;

        o changes in interest rates and the availability of financing; and

        o         the relative illiquidity of real estate investments.

         The Amendments may have adverse tax consequences for tax-exempt Limited Partners. It is expected that the Partnership's acquisition and ownership of the properties held by CCEP/2 will generate unrelated business taxable income and may have other adverse tax consequences for pension funds, Keogh plans, individual retirement accounts and other tax-exempt Limited Partners. In addition, for certain types of Exempt Organizations (as defined herein) such as charitable remainder annuity trusts and charitable remainder unitrusts, the receipt of any "unrelated business taxable income" ("UBTI") may have material adverse consequences, such as causing all of their income from all sources in that year to be taxable. Accordingly, such Limited Partners are urged to consult their tax advisors concerning the possible United States Federal, state and local consequences resulting from the Amendments and the Partnership's acquisition of such properties.

         The Amendments make continuation of the Partnership more likely, with no time frame regarding a sale of any properties. The General Partner is proposing to continue to operate the Partnership and has no intention to liquidate the Partnership at the present time. Thus, the Amendments will reduce the likelihood that a Limited Partner would receive the return of his or her investment in the Partnership through a sale of any property owned by CCEP/2. The prospectus, pursuant to which the Partnership sold its Units in 1983, indicated that it was expected that most properties held by CCEP/2 would be sold within 12 years of their acquisition, depending upon the then current real estate and money markets, economic climate and income tax consequences to the Partners. It is not known when any property which may be acquired by the Partnership from CCEP/2 may be sold. There may be no way to liquidate your investment in the Partnership in the future until all properties securing the Master Loan are sold. Upon obtaining any property, the General Partner of the Partnership will consider whether a property should be sold or otherwise disposed of after considering the relevant factors, with a view to achieving maximum capital appreciation for the Partnership. In particular, the General Partner will consider the local rental market, the potential for appreciation in the value of each property and the tax consequences to the Partners of a sale of a property. The General Partner cannot predict when any property will be sold or otherwise disposed of. You may not be able to liquidate your investment in the Partnership until the termination of the Partnership in December 31, 2013, or if the termination date is extended, until such extended date.

         The General Partner and its affiliates have substantial conflicts of interest with respect to the Amendments. Continuation of the Partnership through its original termination date of 2013 will result in the General Partner and its affiliates continuing to receive management fees from the Partnership and CCEP/2. Some of these fees would not be paid if the Partnership was liquidated earlier. The combined partnership and property management fees (including reimbursement for expenses) paid to the General Partner and its affiliates in 2000 were $444,000 by the Partnership and $772,000 by CCEP/2. There are no current plans by the Partnership to change the existing management fee and expense reimbursement arrangements. With the Amendments, management fees and expense reimbursements are expected to continue until the Partnership is terminated.

         Like-Kind Exchanges permitted by the Amendments pose risks. The Amendments would allow the Partnership to engage in like-kind exchanges of any real property acquired from CCEP/2 for replacement property in transactions in which the General Partner intends to meet the requirements of Section 1031 of the Internal Revenue Code. Any such transaction could be subject to substantial risks, such as:

         o the possibility that the like-kind exchange may not comply with Section 1031, resulting in the Limited Partners' inability to defer taxable gain on such exchange;

        o the absence of any requirement to seek Limited Partners' approval to engage in specific like-kind exchanges;

        o the possibility that transfer, sales and/or other taxes may be imposed on any like-kind exchange;

        o the possibility that a like-kind replacement property may generate income without the ability of depreciation and other deductions to offset such income;

        o the possibility that operations from any replacement property may not generate any distributions; and

        o the usual risk of owning and holding real property, such as competition, the need to repair or upgrade the property, and the desirability of the property to potential tenants.

         There is no established market for the Units. There may be no way for you to liquidate your Units until all properties currently held by CCEP/2 are sold and the Partnership liquidates.

Consents Required; Effectiveness of the Amendments

         Only Limited Partners may execute and deliver a Consent Form. The Agreement of Limited Partnership requires that a majority in interest of the Limited Partners approve the Amendments. Consequently, approval of the Amendments requires the affirmative consent of Limited Partners who own more than 50% of the Partnership's outstanding Units. As of August 31, 2001, there were 909,123.6 Units issued and outstanding. Accordingly, approval of the Amendments will require the affirmative consent of Limited Partners who own at least 454,561.9 Units. Abstentions and broker non-votes will not be counted as consents in favor of the Amendments. The Amendments will become effective when the General Partner has received valid consents from Limited Partners owning at least 454,561.9 Units. Affiliates of the General Partner own 431,331.7 of the Units and have indicated they will consent to the Amendments. As a result, consents of Limited Partners not affiliated with the General Partner who hold at least 2.55% of the Units are needed to approve the Amendments.

Solicitation Of Consents

         Consents will be solicited by mail, telephone, e-mail, fax and in person. Solicitations may be made by representatives of the General Partner, none of whom will receive additional compensation for such solicitations. The cost of preparing, assembling, printing and mailing this Consent Solicitation Statement and the enclosed Consent Form will be borne by the Partnership. The Partnership has retained an Information Agent in connection with this consent solicitation. The fees and expenses of the Information Agent will be paid by the Partnership.

Consent Procedures

         LIMITED PARTNERS WHO DESIRE TO CONSENT TO THE AMENDMENTS SHOULD DO SO BY MARKING THE APPROPRIATE BOX ON THE CONSENT FORM INCLUDED HEREWITH, AND SIGNING, DATING AND DELIVERING THE CONSENT FORM TO THE GENERAL PARTNER BY MAIL IN THE SELF- ADDRESSED, POSTAGE-PAID ENVELOPE ENCLOSED FOR THAT PURPOSE, BY OVERNIGHT COURIER OR BY FACSIMILE AT THE ADDRESS OR FACSIMILE NUMBER SET FORTH ON THE CONSENT FORM, ALL IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED HEREIN AND THEREIN.

         All Consent Forms that are properly completed, signed and delivered to the General Partner and not properly revoked (See "Revocation of Instructions" below) prior to the Amendments becoming effective, will be given effect in accordance with the specifications thereof. IF A CONSENT FORM IS DELIVERED AND NEITHER THE "CONSENTS," THE "WITHHOLDS CONSENT" NOR THE "ABSTAINS" BOX IS MARKED, BUT THE CONSENT FORM IS OTHERWISE PROPERLY COMPLETED AND SIGNED, THE LIMITED PARTNER WILL BE DEEMED TO HAVE CONSENTED TO THE AMENDMENTS.

         Consent Forms must be executed in exactly the same manner as the name(s) in which ownership of the Units is registered. If the Units to which a Consent Form relates are held by two or more joint holders, all such holders should sign the Consent Form. If a Consent Form is signed by a trustee, partner, executor, administrator, guardian, attorney-in- fact, officer of a corporation or other person acting in a fiduciary, agency or representative capacity, such person must so indicate when signing and submit with the Consent Form evidence satisfactory to the Partnership of authority to execute the Consent Form.

         The execution and delivery of a Consent Form will not affect a Limited Partner's right to sell or transfer the Units. All Consent Forms received by the General Partner (and not properly revoked) prior to the time the Amendments become effective, will be effective with respect to the Units owned by the Limited Partner who executed such Consent Form, notwithstanding a subsequent transfer of such Units, unless the Limited Partner who owns the Units revokes such Consent Form prior to the time the Amendments become effective by following the procedures set forth under "Revocation of Instructions" below.

         All questions as to the validity, form and eligibility (including time of receipt) regarding consent procedures will be determined by the General Partner in its sole discretion, which determination will be conclusive and binding. The Partnership reserves the right to reject any or all Consent Forms that are not in proper form. The Partnership also reserves the right to waive any defects, irregularities or conditions of delivery as to particular Consent Forms. Unless waived, all such defects or irregularities in connection with the deliveries of Consent Forms must be cured within such time as the General Partner determines. Neither the General Partner nor any of its affiliates or any other persons shall be under any duty to give any notification of any such defects, irregularities or waivers, nor shall any of them incur any liability for failure to give such notification. Deliveries of Consent Forms will not be deemed to have been made until any irregularities or defects therein have been cured or waived. The interpretations of the terms and conditions of this solicitation by the General Partner shall be conclusive and binding.

Revocation of Instructions

         Any Limited Partner who has delivered a Consent Form to the General Partner may revoke the instructions set forth in such Consent Form by delivering to the General Partner a written notice of revocation prior to the Amendments becoming effective. In order to be effective, a notice of revocation of the instructions set forth in a Consent Form must (i) contain the name of the person who delivered the Consent Form, (ii) be in the form of a subsequent Consent Form marked either as "CONSENTS," "WITHHOLDS CONSENT" or "ABSTAINS," as the case may be, or in a writing delivered to the General Partner stating that the prior Consent Form is revoked, (iii) be signed by the Limited Partner in the same manner as the original signature on the Consent Form, and (iv) be received by the General Partner prior to the Amendments becoming effective, at one of its addresses or fax number set forth on the Consent Form. A purported notice of revocation that lacks any of the required information, is dispatched to an improper address or telephone number or is not received in a timely manner will not be effective to revoke the instructions set forth in a Consent Form previously given. A revocation of the instructions set forth in a Consent Form can only be accomplished in accordance with the foregoing procedures. NO LIMITED PARTNER MAY REVOKE THE INSTRUCTIONS SET FORTH IN A CONSENT FORM AFTER THE AMENDMENTS HAVE BECOME EFFECTIVE.

No Appraisal Rights

         Limited Partners are not entitled to dissenters' appraisal rights under California law or the Partnership's Agreement of Limited Partnership in connection with the Amendments.

General Partner's Position with Regard to the Amendments

         The General Partner believes that the Amendments are fair and in the best interests of the Partnership and the Limited Partners who are not affiliated with the General Partner. In making its determination, the General Partner considered the fact that the current Partnership Agreement does not contain any provisions relating to the ownership of real property. The Amendments will add provisions to the Partnership Agreement authorizing the General Partner to acquire, own, improve, manage, lease, operate, finance, refinance, sell or exchange any property acquired through the exercise of the Partnership's remedies under the Master Loan. The Amendments do not affect the requirement of Limited Partners' approval for the sale of all or substantially all of the Partnership's assets within a twelve-month period. The General Partner has not retained an unaffiliated representative to act on behalf of the Limited Partners in connection with the Amendments and the proposals contained herein.

The Amendments

         The Amendments will specifically authorize the Partnership, either directly or indirectly through single-purpose wholly-owned subsidiaries, to acquire, own, improve, manage, operate, lease, finance, refinance, sell and exchange real property it may acquire pursuant to the Master Loan as well as engage in any other activities and conduct such other business incidental to the foregoing as the General Partner may reasonably deem necessary or advisable. The Amendments would also allow the Partnership to engage in like-kind exchanges intended to qualify as an exchange under
Section 1031 of the Internal Revenue Code, although the General Partner has no present plans or intentions to engage in such exchanges. Therefore, the General Partner could exchange, on behalf of the Partnership, real property for other real property or could effectively sell real property and buy other real property in transactions intended to qualify as like-kind exchanges under Section 1031 of the Internal Revenue Code.

         The Amendments will change the definition of "Surplus Funds" so that such definition would include proceeds from the sale, financing or refinancing of the Partnership's properties and thus allow the General Partner to distribute amounts from such activities.

         In order to comply with certain United States Federal income tax requirements, the Amendments will require the Partnership to maintain capital accounts and distribute proceeds from the liquidation of the Partnership according to each Limited Partner's positive capital account balance. These provisions will not materially affect distributions and allocations of the Partnership's income to the Limited Partners.

         The text of the Amendments are set forth on Annex I hereto.

The Master Loan

         The Partnership was formed for the benefit of its Limited Partners to lend funds to a predecessor of CCEP/2. The Partnership loaned funds to CCEP/2's predecessor pursuant to a nonrecourse note with a participation interest (the "Master Loan"). At December 31, 2000, the recorded investment in the Master Loan was considered to be impaired under Statement of Financial Accounting Standard No. 114 ("SAS 114"), Accounting by Creditors for Impairment of a Loan. The Partnership measures the impairment of the Master Loan based upon the fair value of the collateral due to the fact that repayment of the Master Loan is expected to be provided solely by the collateral. For the year ended December 31, 2000, and the six months ended June 30, 2001, the Partnership recorded approximately $1,198,000 and $904,000 of interest income based upon "Excess Cash Flow" generated (as defined in the terms of the Master Loan).

         The fair value of the collateral properties, which on a combined basis secure the Master Loan, was determined by obtaining an appraisal by an independent third party or by using the net operating income of all of the collateral properties capitalized at a rate deemed reasonable for the type of property, adjusted for market conditions, the physical condition of each property and other factors, and deducting the value of the first mortgage loans held on each property which are superior to the Master Loan. This methodology has not changed from that used in prior calculations performed by the General Partner in determining the fair value of the collateral properties. There was no change in the provision for impairment loss for the year ended December 31, 2000 or the six months ended June 30, 2001. The General Partner evaluates the combined net realizable value on a semi-annual basis.

         Interest, calculated on the accrual basis, due to the Partnership pursuant to the terms of the Master Loan, but not recognized in the Partnership's consolidated statements of operations due to the impairment of the Master Loan, totaled approximately $23,722,000 for the year ended December 31, 2000 and $12,438,000 for the six months ended June 30, 2001. Interest income is recognized on the cash basis in accordance with SASF No.
114. At December 31, 2000 and June 30, 2001, such cumulative unrecognized interest totaling approximately $223,972,000 and $236,410,000 was not included in the balance of the investment in the Master Loan on the Partnership's balance sheet. In addition, three of CCEP/2's four properties are collateralized by first mortgages totaling approximately $16,280,000. The Master Loan is subordinated to these mortgages and this has been taken into consideration in determining the fair value of the Master Loan.

         During the year ended December 31, 2000, and the six months ended June 30, 2001, the Partnership received approximately $7,724,000 and $72,000 in principal payments on the Master Loan. For the principal payments received during 2000, $5,500,000 represented net proceeds from the refinancing of three of CCEP/2's properties during 2000 and approximately $2,090,000 of funds previously reserved associated with the destruction of Village Brooke. The remaining $134,000 for 2000 as well as the $72,000 received during the first six months of 2001 represents cash received on certain investments held by CCEP/2, which are required to be transferred to the Partnership pursuant to the Master Loan Agreement.

         Most of the properties owned by CCEP/2 are subject to nonrecourse mortgage notes collateralized by deeds of trust on the real property. The mortgage notes require prepayment penalties if repaid prior to maturity. All of these notes are senior in terms of payment to the Master Loan.

         On October 3, 2000, CCEP/2 refinanced the mortgage note payable on the Windemere Apartments, a 257-unit apartment complex located in Houston, Texas. The refinancing replaced mortgage indebtedness of $3,000,000 with a new mortgage of $6,075,000. The mortgage was refinanced at a rate of 7.83% compared to the prior rate of 7.33%. Payments of approximately $50,000 are due on the first day of each month until the loan matures on November 1, 2010. A balloon payment of approximately $3,905,000 is due at maturity.

         On October 31, 2000, CCEP/2 refinanced the mortgage note payable on Highcrest Townhomes, a 176-unit apartment complex located in Wood Ridge, Illinois. The refinancing replaced mortgage indebtedness of $4,000,000 with a new mortgage of $6,760,000. The mortgage was refinanced at a rate of 7.72% compared to the prior rate of 7.33%. Payments of approximately $55,000 are due on the first day of each month until the loan matures on February 1, 2010. A balloon payment of approximately $4,868,000 is due at maturity.

         On December 21, 2000, CCEP/2 refinanced the mortgage note payable on Canyon Crest Apartments, a 90-unit apartment complex located in Littleton, Colorado. The refinancing replaced mortgage indebtedness of $2,000,000 with a new mortgage of $3,640,000. The mortgage was refinanced at a rate of 7.10% compared to the prior rate of 7.33%. Payments of approximately $28,000 are due on the first day of each month until the loan matures on January 1, 2011. A balloon payment of approximately $2,613,000 is due at maturity.

         During the year ended December 31, 2000, the general partner of CCEP/2 determined that it was in the best interest of CCEP/2 to repay the mortgage note on Village Brooke, a 333-unit apartment complex in Cincinnati, Ohio which was destroyed by a tornado in April 1999. Accordingly, funds which had previously been restricted to rebuild the property were used to repay the mortgage note of approximately $6,517,000 which had encumbered the property. It is expected that a construction loan will be obtained to finance re-construction of Village Brooke.

         In connection with the recent mortgages incurred by CCEP/2, the Partnership also agreed with the mortgage lenders that it would seek to extend its term within approximately the next 27 months to at least November 1, 2020. If the Partnership's term is not so extended, which extension would require the consent of all Limited Partners, the Partnership has agreed to sell the Master Loan. Failure to so extend the Partnership's term, or sell the Master Loan if the Partnership's term is not so extended, will constitute defaults under CCEP/2's new mortgages. Any such sale of the Master Loan may be made to affiliates of the General Partner. However, it is expected that any sale to an affiliate of the General Partner will be at a price and terms not less favorable than those which could be obtained from an independent third party purchaser. The sale of the Master Loan may require the approval of the Limited Partners holding a majority of the Units. However, if the Partnership successfully forecloses on CCEP/2's properties, or obtains deeds in lieu of foreclosure, the Master Loan will terminate. CCEP/2 has also agreed to extend its term to at least November 1, 2020, or it will be in default under its mortgages.

         In connection with CCEP/2's new mortgages, the Partnership or certain affiliates of the General Partner can obtain deeds in lieu of foreclosure on the properties securing the Master Loan or otherwise foreclose under the Master Loan; provided that (i) title to such properties are placed in the Partnership's or such affiliate's name; (ii) such action satisfies the indebtedness under the Master Loan and (iii) the mortgage lender is given 30 days advance notice of such action and the anticipated costs of the mortgage lender are paid in advance. Other action to foreclose on the properties or seek other remedies for the defaults under the Master Loan require the consent of the lender under the mortgages. The General Partner intends to seek the voluntary transfer of such properties to the Partnership or one or more single-purpose wholly-owned subsidiaries formed for that purpose through deeds in lieu of foreclosure.

         The Master Loan matured in November 2000, and amounted to approximately $263,751,000 as of December 31, 2000 and $276,117,000 as of June 30, 2001. However, CCEP/2 does not have sufficient liquid assets to pay the Master Loan, having only $2,107,000 in cash and cash equivalents as of June 30, 2001. Further, the General Partner estimates that the net proceeds from a sale of the CCEP/2 properties securing the Master Loan would be substantially less than the amount due under the Master Loan. At June 30, 2001, CCEP/2's partners' deficit was approximately $281,661,000. Although CCEP/2 generated cash from operations of approximately $7,870,000 during the year ended December 31, 2000, approximately $23,722,000 of interest accrued under the Master Loan and approximately $1,198,000 of interest was actually paid under the Master Loan.

Term of Partnership

         The prospectus pursuant to which the Partnership sold its Units in 1983 indicated that it was expected that most properties held by CCEP/2 would be sold within twelve years of acquisition, depending upon real estate and money markets, the economic climate and the tax consequences to the Partners prevailing at the time. It is not known when any property owned by CCEP/2, even if acquired by the Partnership, may be sold and until such time the Partnership and CCEP/2 may continue to operate the properties. Under the Partnership's Agreement of Limited Partnership, the term of the Partnership will continue until December 31, 2013, unless sooner terminated as provided in such Agreement or by law. The Partnership has agreed with the lender of CCEP/2's three new mortgages that within the next 27 months it will either extend its partnership term to at least November 1, 2020 or will sell the Master Loan. However, it requires the unanimous consent of all of the Partnership's Limited Partners to extend the term. CCEP/2 terminates on July 24, 2011 unless sooner terminated under CCEP/2's agreement of limited partnership or by law. However, CCEP/2 has also agreed to extend within the next 9 months its partnership term through at least November 1, 2020.

         The Agreement of Limited Partnership provides that the Partnership may be terminated and dissolved upon a vote of Limited Partners who own more than 50% of the outstanding Units. The Agreement further provides that, upon any such termination, the General Partner shall liquidate the Partnership's assets as promptly as possible, but in an orderly and businesslike manner so as not to involve any undue sacrifice, and distribute the net proceeds therefrom to the Partners as more fully provided in the Partnership Agreement.

Investment Objectives and Policies; Sale or Financing of Investments

         If the Partnership acquires any property from CCEP/2, the General Partner will evaluate a sale of such property by considering various factors, such as the Partnership's financial position and real estate market conditions. The General Partner will monitor the properties' specific locale and sub-market conditions (including stability of the surrounding neighborhood, evaluating current trends, competition, new construction and economic changes). If the acquired property is not immediately sold, the General Partner will oversee its operating performance and evaluate the physical improvement requirements. In addition, the financing structure for each property (including any prepayment penalties), tax implications, availability of attractive mortgage financing, and the investment climate will be considered. Any of these factors, and possibly others, could potentially contribute to any decision by the General Partner to sell, refinance, upgrade with capital improvements or retain a particular property. After taking into account the foregoing considerations, the General Partner does not currently intend to sell any properties the Partnership may acquire from CCEP/2. However, it is possible that the resale market for properties could improve over time, making a sale of the properties at some point in the future a more viable option than it is currently. The General Partner does not believe that a sale of any of such properties at the present time would adequately reflect the properties' future prospects. Another significant factor to be considered by the General Partner is the likely tax consequences of a sale of the properties for cash. Such a transaction may result in tax liabilities for certain Limited Partners.

Conflicts of Interest

         The General Partner has substantial conflicts of interest with respect to the Amendments. An affiliate of the General Partner manages CCEP/2's properties and receives management fees, other fees and reimbursement of its expenses. In addition, the General Partner receives fees and reimbursement of its expenses for managing the Partnership. Therefore, the interests of the General Partner and its affiliates in continuing the Partnership are different than those of the Limited Partners who may desire to have the Partnership dissolved and liquidated more quickly.

         The following table sets forth, for each of the years indicated, compensation paid by the Partnership and CCEP/2 to the General Partner and its affiliates. There are no current plans to change the Partnership's existing compensation arrangements or distribution policy.


                      The                                                  CCEP/2
                  Partnership    -------------------------------------------------------------------------------------------


                                  Reimbursement    Real Estate       Property                    Investment
                     Fees &      for Services of    Brokerage       Management     Refinancing    Advisory        Lease
Year                Expenses       Affiliates      Commissions         Fees            Fees          Fees       Commission
----                --------       ----------      -----------        ------          ------        ------      ----------
1998...........     $303,000        $292,000  $             0        $696,000 $            0     $173,000       $381,000
1999...........      217,000         237,000        1,581,000         304,000              0      178,000              0
2000...........      444,000         172,000                0         257,000        165,000      178,000              0

      Affiliates of the General Partner are entitled to receive 5% of gross receipts from all of the residential properties for providing property management services. In addition, prior to October 1, 1998, affiliates of the General Partner were entitled to receive varying percentages of gross receipts from all the Partnership's commercial properties for providing property management services. Effective October 1, 1998, these services for the commercial properties were provided by an unrelated party and such properties have been sold.

      CCEP/2 is subject to an investment advisory agreement with an affiliate of the General Partner. This agreement provides for an annual fee, payable in monthly installments, to an affiliate of the General Partner for advising and consulting services for CCEP/2's properties.

      The General Partner of the Partnership and the general partner of CCEP/2 are both indirect wholly-owned subsidiaries of Apartment Investment and Management Company ("AIMCO"). Because AIMCO, the Partnership and CCEP/2 each invest in apartment properties, these properties may compete with one another for tenants. Furthermore, Limited Partners should bear in mind that AIMCO may in the future acquire properties in general market areas where the Partnership's and CCEP/2's properties are located. It is believed that this concentration of properties in a general market area will facilitate overall operations through collective advertising efforts and other operational efficiencies. In managing AIMCO's properties, AIMCO will attempt to reduce such conflicts between competing properties by referring prospective customers to the property considered to be most conveniently located for the customer's needs.

      The Partnership's Agreement of Limited Partnership provides that the General Partner is responsible for the management and operation of the Partnership, subject to certain limitations set forth in the Partnership Agreement. Such limitations include, but are not limited to (i) a limitation on related party agreements and (ii) restrictions on the General Partner's ability to act on behalf of the Partnership without the consent of the Limited Partners in connection with the sale of all or substantially all of the Partnership's assets within a twelve-month period. The General Partner is subject to the fiduciary duties it owes to the Partnership and the Limited Partners. Beyond these provisions, there are no contractual restrictions on the General Partner in dealing with the Partnership, either as a general partner or a limited partner. Further, there are no other contractual restrictions on the voting rights of the General Partner and its affiliates with respect to Units held by such parties. Since the General Partner and its affiliates own approximately 47% of the outstanding Units, they can substantially influence the vote of the Limited Partners on any matter with respect to which the Limited Partners are entitled to vote and which requires a majority vote.

Fiduciary Duties; Indemnification

      California law requires a general partner to adhere to fiduciary duty standards under which it owes its limited partners a duty of loyalty and a duty of care. This generally prohibits a general partner from competing with a partnership in the conduct of the partnership's business on behalf of a party having an interest adverse to the partnership and requires the general partner to exercise any right consistent with the obligation of good faith and fair dealing and free of gross negligence, reckless conduct, intentional misconduct or known violations of law. A partnership agreement
(a) may not eliminate the duty of loyalty, but, if not manifestly unreasonable, it may either identify specific activities that do not violate the duty of loyalty or allow for all of the partners (or some percentage identified in the partnership agreement) to authorize or ratify, after full disclosure of all material facts, a specific act or transaction that otherwise would violate that duty and (b) may contain provisions releasing a partner from liability for actions taken in good faith and in the honest belief that the actions are in the best interest of the partnership, while indemnifying the partner against any good faith belief that he or she has the power to act. Further, a partner does not violate such duties because the partner's conduct furthers the partner's own interest.

      The Partnership's Agreement of Limited Partnership provides that, except in the case of negligence or misconduct, the General Partner and its affiliates or agents acting on its behalf shall not be liable, responsible or accountable in damages or otherwise to the Partnership (in any action, including a Partnership derivative suit) or to any of the Limited Partners for doing any act or failing to do any act, the effect of which may cause or result in loss or damage to the Partnership, if done in good faith to promote the best interests of the Partnership. The General Partner and its affiliates or agents shall be entitled to be indemnified by the Partnership from the assets of the Partnership, or as an expense of the Partnership, but not from the Limited Partners, against any liability or loss, as a result of any claim or legal proceeding (whether or not the same proceeds to judgment or is settled or otherwise brought to a conclusion) relating to the performance or non-performance of any act concerning the activities of the Partnership except in the case where the General Partner or its affiliates or agents are guilty of bad faith, negligence, misconduct or reckless disregard of duty, provided such act or omission was done in good faith to promote the best interests of the Partnership. The indemnification shall include the payment of reasonable attorneys' fees and other expenses (not limited to taxable costs) incurred in settling or defending any claims, threatened action or finally adjudicated legal proceedings.

      The Partnership's Agreement of Limited Partnership provides that, notwithstanding the foregoing, neither the General Partner nor any officer, director, employee, agent, subsidiary or assign of the General Partner, its affiliates, or CCEP/2 shall be indemnified from any liability, loss or damage incurred by them in connection with (i) any claim or settlement involving allegations that the Securities Act of 1933 was violated by the General Partner or by any such other person or entity unless: (a) the General Partner or other persons or entities seeking indemnification are successful in defending such action and (b) such indemnification is specifically approved by a court of law which shall have been advised as to the current position of both the Securities and Exchange Commission and the California Commissioner of Corporations regarding indemnification for violations of securities law; or (ii) any liability imposed by law, including liability for fraud, bad faith or negligence.

Certain Federal Income Tax Considerations

      The following is a summary of certain United States Federal income tax consequences of an investment in the Partnership as a Limited Partner if the Amendments are approved and the Partnership acquires properties currently held by CCEP/2. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, rulings issued by the Internal Revenue Service ("IRS"), and judicial decisions, all as in effect as of the date of this Consent Solicitation Statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. This summary is for general information only and does not address all aspects of United States Federal income taxation that may be relevant in the particular circumstances of each Limited Partner or Limited Partners subject to special treatment under the Code (including for example, financial institutions, broker-dealers, corporations, Limited Partners subject to the alternative minimum tax and, except to the extent discussed below, tax-exempt organizations and foreign investors, as determined for United States Federal income tax purposes). In addition, this discussion does not address all aspects of state, local, or foreign tax consequences. This summary assumes that Limited Partners hold their Units as capital assets (generally, property held for investment). No opinion of counsel or ruling from the IRS will be requested with respect to the United States Federal income tax consequences of an investment in the Partnership, and as such, there can be no assurances that the IRS will agree with the summary set forth herein.

      THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE APPROVAL OF THE AMENDMENTS AND THE ACQUISITION OF THE PROPERTIES CURRENTLY HELD BY CCEP/2 TO LIMITED PARTNERS DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF UNITED STATES FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ACCORDINGLY, EACH LIMITED PARTNER IS URGED TO CONSULT ITS TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE AMENDMENTS AND THE ACQUISITION OF THE PROPERTIES HELD BY CCEP/2.

      Partnership Status. The General Partner believes that the Partnership is, and will continue to be, classified and taxed as a partnership and not as a publicly traded partnership taxable as a corporation for United States Federal income tax purposes. The following summary assumes that the Partnership is classified and taxed as a partnership for United States Federal income tax purposes.

      Taxation of Exempt Organizations. Special United States Federal income tax considerations apply to Limited Partners, such as individual retirement accounts, Keogh plans, and certain corporate pension/profit sharing plans, that are exempt from United States Federal income taxation under Section 501(a) of the Code ("Exempt Organizations").

      Exempt Organizations are subject to United States Federal income tax on their UBTI, generally income or gain derived (either directly or through partnerships) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization's exempt purpose or function. In general, certain types of income, including rents from real property, are excluded from the calculation of UBTI. However, "unrelated debt-financed income", including rents from real property, derived from debt-financed property generally will be included in UBTI. "Unrelated debt-financed income" generally consists of (i) income derived by an Exempt Organization (directly or through a partnership) from income-producing property with respect to which there is "acquisition indebtedness" at any time during the taxable year, and (ii) gains derived by an Exempt Organization (directly or through a partnership) from the disposition of property with respect to which there is "acquisition indebtedness" at any time during the twelve-month period ending with the date of such disposition. In addition, for certain types of Exempt Organizations such as charitable remainder annuity trusts and charitable remainder unitrusts, the receipt of any UBTI may have material adverse consequences, such as causing all of their income from all sources in that year to be taxable. If the Partnership acquires the properties held by CCEP/2 subject to their mortgages, the amount of the indebtedness secured by the mortgages will be treated as acquisition indebtedness. In such event, all or a portion of the Partnership's income derived by a Limited Partner that is an Exempt Organization will constitute UBTI, unless the Limited Partner qualifies for an exemption from the unrelated debt-financed income rules.

      Certain categories of Exempt Organizations ("Qualified Organizations") may qualify for an exemption from the unrelated debt-financed income rules for indebtedness incurred by the Qualified Organizations in acquiring real property (either directly or through partnerships). "Qualified Organizations" include qualified trusts under
Section 401, but do not include other Exempt Organizations described in
Section 501(c) (other than Section 501(c)(25)) or Individual Retirement Accounts. This exemption would be available to a Qualified Organization with regard to indebtedness incurred by the Partnership to acquire real property if, among other things, the (i) the Qualified Organization's share of the overall Partnership income for any taxable year is not greater than such Exempt Organization's share of the overall Partnership loss for the taxable year for which such Exempt Organization's loss share is the smallest, and (ii) each allocation under the Partnership's Agreement of Limited Partnership has substantial economic effect under Section 704(b)(2) of the Code (the "Fractions Rule"). The Partnership does not currently expect to satisfy the Fractions Rule.

      The Partnership will be required to report to a Limited Partner which is an Exempt Organization information as to the portion, if any, of its income and gains from the Partnership for each year which will be treated as UBTI. The calculation of such amount with respect to transactions entered into by the Partnership, and the determination of whether the Partnership satisfies the requirements under the Fractions Rule, is highly complex, and there is no assurance that the Partnership's calculation of UBTI will be accepted by the IRS. Each Limited Partner that is an Exempt Organization is urged to consult its tax advisor concerning the possible United States Federal, state and local tax consequences resulting from the Amendments and the Partnership's acquisition of the properties currently held by CCEP/2, including whether the Fractions Rule is satisfied.

      Tax Basis of a Partnership Unit. If a Limited Partner acquired his Units for cash, his initial tax basis in such Units was generally equal to the cash investment in the Partnership increased by the Limited Partner's allocable share of Partnership liabilities at the time he acquired his Units. A Limited Partner's initial tax basis is (i) increased by (A) the Limited Partner's allocable share of Partnership income and gains, and (B) any increases in the Limited Partner's allocable share of Partnership liabilities, and (ii) decreased by (A) the Limited Partner's allocable share of Partnership losses, and (B) any decreases in the Limited Partner's allocable share of Partnership liabilities. A Limited Partner's allocable share of Partnership liabilities is likely to increase if the Partnership acquires the properties currently held by CCEP/2 subject to the mortgage notes payable on the CCEP/2 properties.

      Distributions of Cash and Other Property. If cash distributions, including a "deemed" cash distribution as discussed below, received by a Limited Partner in any taxable year exceed his allocable share of the Partnership taxable income for the year, the excess will constitute a return of capital to the extent of such Limited Partner's adjusted tax basis in his Units. Such return of capital will not be includible in the taxable income of the Limited Partner, but it will reduce, but not below zero, the adjusted tax basis of the Units held by the Limited Partner. If a Limited Partner's adjusted tax basis in his Partnership interest is reduced to zero, a subsequent cash distribution received by the Limited Partner will be subject to tax as capital gain and/or ordinary income.

      A decrease in a Limited Partner's share of Partnership liabilities resulting from the payment or other settlement, or reallocation of such liabilities is generally treated as a deemed cash distribution. A decrease in a Limited Partner's percentage interest in Partnership because of the issuance by the Partnership of additional Units or otherwise, may decrease a Limited Partner's share of the Partnership's nonrecourse liabilities and thus, may result in a corresponding deemed distribution of cash.

      Generally, no gain or loss is recognized by a Limited Partner on a distribution solely of property other than cash, unless the Partnership has
Section 751 property and the distribution is non-pro rata. A non-pro rata distribution (or deemed distribution) of money or property may result in ordinary income to a Limited Partner, regardless of such Limited Partner's adjusted tax basis in his Units, if the distribution reduces such Limited Partner's share of the Partnership's Section 751 Assets. "Section 751 Assets" are defined by the Code to include "unrealized receivables" or "inventory items." Among other things, "unrealized receivables" include amounts attributable to previously claimed depreciation deductions on certain types of property.

      Sale of Real Property. The gain or loss realized by the Partnership, and thus the Limited Partners, from the sale or other disposition of the properties acquired from CCEP/2 may be capital gain or loss, gain or loss from "Section 1231 property" and/or ordinary income or loss. A Limited Partner's tax liability resulting from his allocable share of income or gain from the sale or other disposition of property may exceed any cash proceeds distributed to the Limited Partner. The maximum United States Federal income tax rate on capital gains recognized by individuals and certain non-corporate Limited Partners attributable to real property held for more than 12 months, other than depreciation recapture, is generally 20%. The maximum United States Federal income tax rate for gains attributable to the sale of depreciable real property held for more than 12 months is 25% to the extent of previously claimed real property depreciation. In addition, gains attributable to the sale of depreciable personal property held for more than 12 months or other items subject to "recapture" are subject to United States Federal income tax at ordinary income rates to the extent of previously claimed accelerated depreciation deductions.

      Sale or Redemption of a Unit. A Limited Partner will recognize gain or loss upon a sale of his Units, a redemption of his Units for cash or another taxable disposition of his Units. Gain or loss recognized upon a sale or exchange of a Unit will be equal to the difference between (i) the amount realized in the transaction (i.e., the sum of cash and the fair market value of any property received for the Unit, plus the amount of Partnership liabilities allocable to the Unit at such time) and (ii) the Limited Partner's adjusted tax basis in the Unit disposed of, which tax basis will be adjusted for the Limited Partner's allocable share of Partnership income or loss for the taxable year of disposition. A Limited Partner's tax liability resulting from his gain, if any, recognized on a disposition of his Units could exceed the amount of cash and the fair market value of property received.

      If the Partnership redeems all of a Limited Partner's Units for cash, the tax consequences to the Limited partner would be the same as described in the preceding paragraph. If the Partnership redeems less than all of a Limited Partner's Units, the Limited Partner would recognize taxable gain only to the extent that the cash, plus the amount of the Partnership liabilities allocable to the redeemed Unit, exceeded the Limited Partner's adjusted tax basis in all of his Units immediately before the redemption.

      Capital gains recognized by individuals and certain other noncorporate Limited Partners upon the sale or taxable disposition of a Unit will generally be subject to a maximum United States Federal income tax rate of 20% if the Unit is held for more than 12 months and will be taxed at ordinary income tax rates if the Unit is held for 12 months or less. Generally, gain or loss recognized by a Limited Partner on the sale or redemption of a Unit will be taxable as capital gain or loss. However, to the extent that the amount realized upon the sale or redemption of a Limited Partner's Unit attributable to the Limited Partner's share of "unrealized receivables" of the Partnership exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Among other things, "unrealized receivables" include amounts attributable to previously claimed depreciation deductions on certain types of property. In addition, the maximum United States Federal income tax rate for net capital gains attributable to the sale of depreciable real property (which may be determined to include a Unit in the Partnership) held for more than 12 months is currently 25% (rather than 20%) to the extent of previously claimed depreciation deductions that would not be treated as "unrealized receivables."

         Limitations on Deductibility of Losses

         Basis Limitation. To the extent that a Limited Partner's allocable share of Partnership deductions and losses exceeds his adjusted tax basis in his Units at the end of the taxable year in which the losses and deductions flow through, the excess losses and deductions cannot be utilized, for United States Federal income tax purposes, by the Limited Partner in such year. The excess losses and deductions may, however, be utilized in the first succeeding taxable year in which, and to the extent that, there is an increase in the adjusted tax basis of Limited Partner's Units, but only to the extent permitted under the rules discussed below.

         "At Risk" Limitation. Under the "at risk" rules, noncorporate taxpayers and certain closely held corporations are generally not permitted to claim a deduction, for United States Federal income tax purposes, in respect of a loss from an activity, whether conducted directly by the taxpayer or through an investment in a partnership, to the extent that the loss exceeds the aggregate dollar amount which the taxpayer has "at risk" in such activity at the close of the taxable year in which the loss occurs. To the extent that losses are not permitted to be used in any taxable year, such losses may be carried over to subsequent taxable years and may be claimed as a deduction by the taxpayer if, and to the extent that, the amount which the taxpayer has "at risk" is increased. Provided certain requirements are met, a holder of a Unit should be considered at risk with respect to his allocable share of any qualified nonrecourse financing which is secured by the real property.

         "Passive Activity Loss" Limitation. The passive activity loss rules limit the use by a Limited Partner who is an individual investor, as well as certain other types of investors, of losses derived from passive activities, which generally includes an investment in limited partnership interests such as the Units. If an investment in a Unit is treated as a passive activity, a Limited Partner would not be able to use losses from the Partnership to offset nonpassive activity income, including salary, business income, and portfolio income (e.g., dividends, interest, royalties, and gain on the disposition of portfolio investments) received during the taxable year. Passive activity losses that are disallowed for a particular taxable year may, however, be carried forward to offset passive activity income earned by the Limited Partner in future taxable years. In addition, such disallowed losses may be claimed as a deduction, subject to the limitations on the deductibility of losses discussed herein, upon a taxable disposition of all of a Limited Partner's Units in the Partnership in certain circumstances, regardless of whether such Limited Partner has received any passive activity income during the year of disposition.

      Taxation of Foreign Limited Partners. A foreign Limited Partner will be considered to be engaged in a United States trade or business on account of the Partnership's ownership of the properties acquired from CCEP/2. In such event, a foreign Limited Partner will be required to file United States Federal tax returns with respect to its allocable share of the Partnership's income which is effectively connected to any trade or business of the Partnership. A foreign Limited Partner that is a corporation may also be subject to United States branch profit tax at a rate of 30%, in addition to regular United States Federal income tax, on its allocable share of such income. Such a tax may be reduced or eliminated by an income tax treaty between the United States and the country with respect to which the foreign Limited Partner is resident for tax purposes. In addition, gain recognized by a foreign Limited Partner on a sale or other taxable disposition of a Unit will be subject to United States Federal income tax under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). An acquiror of Units of a foreign Limited Partner will be required, under the FIRPTA provisions of the Code, to deduct and withhold 10% of the amount realized by the foreign Limited Partner on the disposition. The amount withheld would be creditable against the foreign Limited Partner's United States Federal income tax liability and, if the amount withheld exceeds his actual tax liability, he could claim a refund from the IRS by filing a United States Federal income tax return. Foreign Limited Partners are advised to consult their tax advisors regarding the effects the Partnership's ownership of the properties acquired from CCEP/2 may have on information return requirements and other United States and non-United States tax matters, including the tax consequences of the Partnership's ownership of such properties for the country or other jurisdiction of which such foreign Limited Partner is a citizen or in which such foreign Limited Partner resides or is otherwise located.

      State, Local and Foreign Taxes. The Partnership and Limited Partners may be subject to state, local or foreign taxation in various jurisdictions, including those in which the Partnership transacts business, owns property or resides. It should be noted that the properties currently held by CCEP/2 are located in a number of different states and local jurisdictions, and the Partnership and Limited Partners may be required to file income tax returns in some or all of those jurisdictions. In addition, the state, local or foreign tax treatment of the Partnership and Limited Partners may not conform to the United States Federal income tax consequences discussed above. Consequently, Limited Partners should consult their tax advisors regarding the application and effect of state, local foreign tax laws on the Partnership's ownership of the properties acquired from CCEP/2.

Security Ownership of Certain Beneficial Owners and Management

      Neither the General Partner nor any director or officer of the General Partner owns any Units. The following table sets forth certain information regarding Units of the Partnership owned by each person who is known by the Partnership to own beneficially more than 5% of the Units as of August 31, 2001:


              Name and Address* of            Amount and Nature of
                Beneficial Owner                  Direct Owner              Percent of Class
                ----------------                  ------------              ----------------
      AIMCO Properties L.P.                      177,835.90(1)                   19.56%

      Cooper River Properties, LLC                 67,518.7(2)                     7.43%

      AIMCO IPLP, L.P.                            17,240.6(3)                     1.90%

      Reedy River Properties, LLC                 168,736.5(4)                   18.56%

--------------------------------------------

*Colorado Center, Tower Two
2000 South Colorado Boulevard, Suite 2-1000
Denver, Colorado 80222

(1) The Units may be deemed beneficially owned by AIMCO-GP, Inc. (which is the general partner of AIMCO Properties, L.P.) and AIMCO (which owns AIMCO-GP, Inc.)

(2) The Units may be deemed beneficially owned by AIMCO IPLP, L.P. (formerly Insignia Properties, L.P.), AIMCO/IPT, Inc. and AIMCO. Cooper River Properties, LLC is wholly owned by AIMCO IPLP, L.P. and AIMCO/IPT, Inc. is the sole general partner of AIMCO IPLP, L.P. AIMCO owns AIMCO/IPT, Inc.

(3) The Units may be deemed beneficially owned by AIMCO/IPT, Inc. (which is the general partner of AIMCO IPLP, L.P.) and AIMCO.

(4) The Units may be deemed beneficially owned by AIMCO Properties, L.P., AIMCO-GP, Inc. and AIMCO. Reedy River Properties, LCC is a wholly owned subsidiary of AIMCO Properties, L.P.

      AIMCO and its affiliates own approximately 47.45% of the outstanding
Units.


                         CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/2

                         By:     ConCap Equities, Inc.
                                 General Partner


September 25, 2001



                                                                         ANNEX I

                             TEXT OF AMENDMENTS
                    TO THE LIMITED PARTNERSHIP AGREEMENT
             OF CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/2


      Section 1.04 of the Partnership Agreement will be amended and the following definitions will be added (new language in italics). Section 1.04(a) through (v) will be renumbered accordingly:

      "(a) 'Adjusted Capital Account Deficit' shall mean, with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant Partnership Year, after giving effect to the following adjustments:

         (i) Credit to such Capital Account any amounts which such Partner is obligated to restore or is deemed to be obligated to restore pursuant to Treasury Regulations Sections 1.704-2(g) and
         1.704-2(i)(5); and

         (ii) Debit to such Capital Account the items described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6)."

      "(g) 'Capital Account' shall have the meaning specified in Section 3.05."

      "(h) 'Code' shall mean the Internal Revenue Code of 1986, as amended."

      "(s) 'Nonrecourse Deductions' shall have the meaning set forth in Treasury Regulations Sections 1.704-2(b)(1) and 1.704-2(c)."

      "(t) 'Nonrecourse Liability' shall have the meaning set forth in Treasury Regulations Section 1.704-2(b)(3) of the Treasury
      Regulations."

      "(v) 'Partners' shall mean the General Partners and the Limited Partners."

      "(w) 'Partner Nonrecourse Debt' shall have the meaning set forth in Treasury Regulations Section 1.704-2(b)(4)."

      "(x) 'Partner Nonrecourse Debt Minimum Gain' shall mean an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner
      Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulations Section 1.704-2(i)(3)."

      "(y) 'Partner Nonrecourse Deductions' shall have the meaning set forth in Treasury Regulations Section 1.704- 2(i)."

      "(aa) 'Partnership Minimum Gain' shall have the meaning set forth in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d)(1)."

      "(bb) 'Partnership Year' shall mean the taxable year of the Partnership, which shall be the fiscal year ending December 31."

      "(hh) 'Treasury Regulations' shall mean the income tax regulations, including temporary regulations, as may be amended hereafter from time to time (including corresponding provisions of succeeding income tax regulations), promulgated under the Code."

         Section 1.04(o) of the Partnership Agreement will be amended to read in its entirety as follows (new language in italics):

         "(o) 'Net Profits and Net Losses' shall mean, with respect to any period, the taxable income or loss, as the case may be, of the Partnership for such period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, deduction or credit required to be separately stated pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss); provided, however, that: (i) any income of the Partnership that is exempt from federal income tax, and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this definition shall be added to such income or loss, and (ii) any expenditures of the Partnership during such period which are described, or treated under Treasury Regulations
         Section 1.704-1(b)(2)(iv)(i) as described, in Section 705(a)(2)(B) of the Code and not otherwise taken into account in computing Net Profits or Net Losses shall be subtracted from such taxable income or loss. Notwithstanding anything to the contrary contained in this definition, income, gain or loss resulting from the disposition of, distribution to a Partner of, or depreciation, amortization or other cost recovery deductions with respect to, any Partnership asset shall be computed by reference to the book value of the asset disposed of, distributed or depreciated, amortized or otherwise recovered, notwithstanding that the adjusted tax basis of such asset differs from its book value.

         Section 1.04(u) of the Partnership Agreement will be amended to read in its entirety as follows (new language in italics):

         "(u) 'Surplus Funds' shall mean the Partnership's share of the net cash funds or proceeds resulting from the Partnership's receipt of
         (a) principal and additional interest from the Participating Note issued by the Borrower or (b) any funds from the sale, financing or refinancing of any of the Partnership's properties, in each case, (i) after deduction of all expenses incurred in connection therewith and (ii) less such amounts for working capital reserves as the General Partner deems reasonably necessary for future Partnership operations."

         The first paragraph of Section 1.05 of the Partnership Agreement will be amended to read in its entirety as follows (new language in italics):

         "Purpose of Partnership and Investment Objectives. The principal purpose of the Partnership is to lend funds in return for the Participating Note secured by deeds of trust on real properties (including apartment buildings, shopping centers, industrial projects, office buildings and other similar properties) as shall from time to time be acquired by the Borrower or such other entity or entities of which the general partner or managing general partner is the Borrower. The Participating Notes offer the potential for (i) preserving and protecting the Limited Partners' original Invested Capital; (ii) providing quarterly distributions from interest received from the Borrower or other sources; and
         (iii) providing special payments to the extent of additional interest received from such Participating Note; and to engage in any and all general business activities related to and incidental to those purposes, including, without limitation, the acquisition, ownership, improvement, management, operation, leasing, financing, refinancing, sale or exchange of any real or personal property obtained (x) in connection with the exercise of any remedy available to it under the Participating Note or the Master Loan Agreement or (y) in a transaction (a "1031 Transaction") that is intended to be a like-kind exchange under Section 1031 of the Internal Revenue Code of 1986, as amended, or any successor statute, at law or in equity; provided, however, that the Partnership shall not own or lease property jointly or in partnership with others, but it may transfer any such property to a single-purpose wholly-owned subsidiary."

         The fourth sentence of the first paragraph of Section 2.01 of the Partnership Agreement will be amended to read in its entirety as follows (new language in italics):

         "The General Partner shall have the right, power and authority granted to General Partner hereunder or by law, or both, to obligate and bind the Partnership and, on behalf and in the name of the Partnership, to take such action as the General Partner deems necessary or advisable, including, without limitation: making, executing and delivering loan and other agreements such as leases, assignments and transfers and agreements to purchase, sell, exchange, lease or otherwise deal with real or personal property, escrow instructions, advances under the Participating Note, pledges, deeds of trust, mortgages and other security agreements, promissory notes, checks, drafts and other negotiable instruments and all other documents and agreements which the General Partner deems reasonable or necessary in connection with the lending and investment of the Partnership's net proceeds resulting from the Capital Contributions received; managing such assets and borrowing against the assets of the Partnership, including notes and contracts receivables from the sale of the Partnership assets; and the acquisition, ownership, improvement, management, operation, leasing, financing, refinancing, sale or exchange of any real or personal property (including the transfer of such property to a single-purpose wholly-owned subsidiary of the Partnership) obtained (i) in connection with the exercise of any remedy available to it under the Participating Note or the Master Loan Agreement or (ii) in a 1031 Transaction, at law or in equity."

         The penultimate sentence of the second paragraph of Section 2.01 of the Partnership Agreement will be amended to read in its entirety as follows (new language in italics):

         "The Partnership shall not be permitted to purchase real property, directly or indirectly, but it may acquire real property upon exercising any remedy under the Participating Note and the Master Note Loan Agreement or in a 1031 Transaction."

         Article III of the Partnership Agreement will be amended to add
Section 3.05 and the current Section 3.05 will be renumbered as Section
3.06 and the Sections of Article III thereafter will be renumbered accordingly (new language in italics):

         "3.05 Capital Accounts. A capital account ("Capital Account") shall be established and maintained on the Partnership's books with respect to each Partner, in accordance with Treasury Regulations Section 1.704-1(b)."

         Article III of the Partnership Agreement will be amended to add
Section 3.09. The Sections of Article III thereafter will be renumbered accordingly (new language in italics):

         "3.09 Special Allocations. Notwithstanding the foregoing provisions of this Article III, the following special allocations ("Special Allocations") shall be made in the following order:

                  (a) Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulations Section 1.704-2(f), if there is a net decrease in Partnership Minimum Gain during a Partnership Year, then each Partner shall be allocated items of Partnership income and gain for such Partnership Year (and, if necessary, for subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g)(2). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2. This Section 3.09(a) is intended to comply with the minimum gain chargeback requirement of Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

                  (b) Partner Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulations Section 1.704-2(i), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to Partner Nonrecourse Debt during any Partnership Year, each Partner shall be specially allocated items of Partnership income and gain for such Partnership Year (and, if necessary, for subsequent Partnership Years) in an amount equal to such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 3.09(b) is intended to comply with the minimum gain chargeback requirements in Treasury Regulations 1.704-2(i) and shall be interpreted consistently therewith.

                  (c) Qualified Income Offset. In the event that any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations Sections 1.704- 1(b)(2)(ii)(d)(4), (5) or (6)
                  with respect to such Partner's Capital Account, items of Partnership income and gain shall be specially allocated to each such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such member as quickly as possible; provided, however, that an allocation pursuant to this Section 3.09(c) shall be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for herein have been tentatively made as if this Section 3.09(c) were not in this Agreement.

                  (d) Nonrecourse Deductions. Any Nonrecourse Deductions for any Partnership Year shall be specially allocated ninety-nine percent (99%) to the Limited Partners and one percent (1%) to the General Partners.

                  (e) Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Partnership Year shall be allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulations
                  Section 1.704-2(i).

                  (f) Limitations on Loss Allocation. No allocation of Net Loss (or items thereof) shall be made to any Partner to the extent that such allocation would create or increase an Adjusted Capital Account Deficit with respect to such Partner.

                  (g) Curative Allocation. The allocations set forth in this Section 3.09 (the "Regulatory Allocations") are intended to comply with certain regulatory requirements, including the requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Section 3.09(a) and (b) hereof, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Partners so that, to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the Regulatory Allocations had not occurred."

         Section 3.07(c) of the Partnership Agreement will be renumbered as new Section 3.10 and will be retitled as set forth below. The Sections of
Article III thereafter will be renumbered accordingly.

                  "3.10 Distributions of Distributable cash from Operations. Distributable Cash From Operations to the extent deemed available by the General Partners for distribution, shall be distributed quarterly, as follows: ninety-nine percent (99%) to the Limited Partners and one percent (1%) to the General Partners; provided, however, that the General Partners, in the exercise of reasonable business judgment, may determine to retain in the Partnership all or any part of such amount to meet the working capital needs of the Partnership. Distributions, if any, which exceed Distributable Cash From Operations shall be allocated one hundred percent (100%) to the Limited Partners. Distributable Cash From Operations and Distributions which are distributed to the Limited Partners may, pursuant to generally accepted accounting principles or on a cash basis, be deemed to be a return of capital to the extent they exceed the Partnership's net income or cash flow, respectively. To the extent original Capital Contributions (including Partnership working capital reserves) are used for Distributions of Distributable Cash From Operations or Distributions it would reduce the amount of capital available for loans to the Borrower and the amount available for Partnership working capital reserves and would be considered a return of original Capital Contributions but would not reduce the Limited Partners' Invested Capital."

          Section 9.02(c) of the Partnership Agreement will be amended to read in its entirety as follows (new language in italics):

         "(c) The proceeds of such liquidation shall be applied and distributed to the Partners in proportion to and to the extent of positive balances in their respective Capital Accounts."



              CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/2
                        Colorado Center, Tower Two,
                2000 South Colorado Boulevard, Suite 2-1000
                           Denver, Colorado 80222


                         CONSENT OF LIMITED PARTNER


         The undersigned, a limited partner of Consolidated Capital Institutional Properties/2 (the "Partnership"), and the holder of units (the "Units") of limited partnership interest in the Partnership, acting with respect to all of the Units owned by the undersigned, hereby:

        Consents  [__]          Withholds Consent  [__]           Abstains  [__]

with respect to the Amendments to the Limited Partnership Agreement of the Partnership as set forth in the Consent Solicitation Statement.

         IF NO ELECTION IS SPECIFIED, AN OTHERWISE PROPERLY COMPLETED AND SIGNED CONSENT FORM WILL BE DEEMED TO BE A CONSENT TO THE AMENDMENTS.

         The undersigned hereby acknowledges receipt of the Consent Solicitation Statement, dated September 25, 2001. This consent is solicited on behalf of Consolidated Capital Institutional Properties/2 by ConCap Equities, Inc., its general partner.

         A fully completed, signed and dated copy of this Consent Form should be sent to ConCap Equities, Inc. by mail or overnight courier to the address specified below, or by fax to the fax number specified below.

         Completed and signed consents should be sent to our Information Agent, River Oaks Partnership Services, Inc., by mail at P.O. Box 2065, South Hackensack, New Jersey 07606-2065; by overnight courier service at 111 Commerce Road, Carlstadt, New Jersey 07072--Attention: Reorganization Department; by fax at (201) 460-2889 or by telephone at (888) 349-2005.


Dated:____________, 2001     By:
                                 -----------------------------------------------


                                                             Please Print Name

                             If held jointly:

                             By:
                                 -----------------------------------------------


                                                             Please Print Name

Please sign exactly as you hold your Units. When signing as an attorney-in-fact, executor, administrator, trustee or guardian, please give your full title. If an interest is jointly held, each holder should sign. If a corporation, please sign in full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by a duly authorized person.